UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 7, 2004

Date of Report (Date of earliest event reported)

INTERPORE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22958	95-3043318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

181 Technology Drive

Irvine, California 92618-2402

(Address of Principal Executive Offices)

(949) 453-3200

(Registrant’s telephone number, including area code)

ITEM 5.	Other Events.

On March 7, 2004, Interpore International, Inc. (“Interpore”) and Biomet, Inc. (“Biomet”) entered into a definitive agreement and plan of merger (the “Merger Agreement”), pursuant to which Biomet will acquire all of the outstanding shares of Interpore stock for $14.50 per share in cash. The closing of this transaction is subject to receipt of Interpore stockholder approval, regulatory approvals and other customary closing conditions. A copy of the Merger Agreement and a copy of Interpore’s press release, dated March 8, 2004, announcing the execution of the Merger Agreement are attached hereto as Exhibit 2.1 and Exhibit 99.1, respectively, and are incorporated by reference herein.

ITEM 7.	Financial Statements and Exhibits.

(c) Exhibits.

2.1	Agreement and Plan of Merger dated as of March 7, 2004 by and among Interpore International, Inc., Biomet, Inc. and Laker Acquisition Corp. I.
99.1	Interpore press release dated March 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2004

Interpore International, Inc.

By:	/s/ RICHARD L. HARRISON

Name:	Richard L. Harrison
Its:	Senior Vice President, Finance, Chief Financial Officer and Secretary

Exhibit Index

Exhibit	Description of Exhibit
2.1	Agreement and Plan of Merger dated as of March 7, 2004 by and among Interpore International, Inc., Biomet, Inc. and Laker Acquisition Corp. I.

99.1	Interpore press release dated March 8, 2004.